                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement             [ ] Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 REDWOOD TRUST, INC.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 -------------------------------------------------------------------------------
      (Name of Person(s)Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

       2)      Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determine):

       4)      Proposed maximum aggregate value of transaction:

       5)      Total fees paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)      Amount Previously Paid:

      2)      Form, Schedule or Registration Statement No.:

      3)      Filing Party:

      4)      Date Filed:

                                      RWT
                              REDWOOD TRUST, INC.
                        591 Redwood Highway, Suite 3100
                         Mill Valley, California  94941
                                 (415) 389-7373


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders
of Redwood Trust, Inc.

         You are cordially invited to attend the Annual Meeting of Stockholders of Redwood Trust, Inc., a Maryland corporation (the "Company"), to be held on Thursday, June 12, 1997, at 10:00 a.m., PDT, at The Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California, for the following purposes:

1. The election of two Class III Directors to serve until the Company's Annual Meeting of Stockholders to be held in 2000 or until such directors' successors are elected and qualified;

2. Ratification of the selection of Coopers & Lybrand, L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1997; and

3. To transact such other business as may properly come before the annual meeting or at any adjournments thereof.

         A proxy statement describing the matters to be considered at the annual meeting is attached to this notice. The Board of Directors has fixed the close of business on March 31, 1997, as the record date for determination of stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournments thereof.

         Management desires to have a maximum representation of stockholders at the Annual Meeting. The Company may incur substantial additional proxy solicitation costs if a sufficient number of proxies are not returned in advance of the Annual Meeting. In order that your shares may be represented at the Annual Meeting, management respectfully requests that you date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope. A proxy may be revoked by a shareholder by notice in writing to the Secretary of the Company at any time prior to its use, by presentation of a later-dated proxy, or by attending the Annual Meeting and voting in person.

                                           By Order of the Board of Directors


                                           /s/  Frederick H. Borden
                                           ------------------------------------
                                           FREDERICK H. BORDEN
                                           Secretary

Mill Valley, California
April 9, 1997


                 ---------------------------------------------
                             YOUR VOTE IS IMPORTANT
                  PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                      YOUR PROXY IN THE ENCLOSED ENVELOPE.
                 ---------------------------------------------

                                      RWT
                              REDWOOD TRUST, INC.
                        591 Redwood Highway, Suite 3100
                         Mill Valley, California  94941
                                 (415) 389-7373


                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 12, 1997


To Our Stockholders:

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Redwood Trust, Inc., a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held, on Thursday, June 12, 1997 at 10:00 a.m., Pacific Daylight Time, at The Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California, and any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting are being provided to stockholders beginning on or about April 10, 1997.


                              GENERAL INFORMATION

SOLICITATION OF PROXIES

         The enclosed proxy is solicited by the Board of Directors of the Company. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail, and also may be made by personal interview, telephone, facsimile transmission and telegram on behalf of the Company by directors and officers of the Company. Banks, brokerage houses, nominees and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to their beneficial owners. The Company does not expect to engage an outside firm to solicit votes, but if such a firm is engaged subsequent to the date of this Proxy Statement, the cost is estimated to be less than $10,000, plus reasonable out-of-pocket expenses.

VOTING RIGHTS

         Holders of shares of the Company's common stock ("Common Stock") at the close of business on March 31, 1997, the record date, are entitled to notice of, and to vote at, the Annual Meeting. On that date, 11,783,330 shares of Common Stock were outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of stockholders representing 50% or more of the issued and outstanding stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. If a quorum is present, (i) a plurality of the votes cast at the Meeting is required for election as a director, and (ii) the affirmative vote of the majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required for all other matters. Cumulative voting in the election of directors is not permitted. Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against all matters presented at the Annual Meeting other than the election of directors. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes.

VOTING OF PROXIES

         Shares of the Common Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this proxy statement as directors and FOR the appointment of Coopers & Lybrand, L.L.P. as the Company's auditors.

         The management and the Board of Directors of the Company know of no matters to be brought before the Annual meeting other than as set forth herein. To date, no stockholders proposals have been received by the Company. However, if any other matters of which the management and Board of Directors of the Company are not now aware are presented properly to the stockholders for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

REVOCABILITY OF PROXY

         The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked, by presenting to the Company a later-dated proxy executing the prior proxy, or by attending the Annual Meeting and voting in person.

ANNUAL REPORT

         The 1996 Annual Report including financial statements for the year ended December 31, 1996, which is being mailed to stockholders together with the Proxy Statement, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.


                         ITEM 1 - ELECTION OF DIRECTORS

         The Company's Articles of Incorporation and Bylaws provide for a classified Board of Directors comprised of Classes I, II and III. Class III Directors are scheduled to be elected at the 1997 annual meeting to serve for a three-year term and until their successors are elected and duly qualified. The Company's Bylaws further provide that, except in the case of a vacancy, a majority of the members of the Board of Directors and of any committee of the Board of Directors will be at all times Independent Directors. The nominees for Class III directors of the Board of Directors are set forth below. Unless authorization is withheld, the persons named as proxies will vote FOR the nominees for directors listed below unless otherwise specified by the stockholder. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominees. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director. All of the nominees listed below already are serving as directors of the Company.

         The election to the Board of Directors of each of the two nominees identified in this Proxy Statement will require a plurality of the votes cast, in person or by proxy, at the Annual Meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE TWO NOMINEES IDENTIFIED BELOW.

NOMINEES TO BOARD OF DIRECTORS

NAME                                       POSITION WITH THE COMPANY
--------------------------                 ------------------------------------------
George E. Bull                             Chairman of the Board and Chief Executive Officer



                                       2

Dan A. Emmett                              Director

         Certain biographical information regarding each nominee is set forth below along with biographical information for each continuing director.

CLASS III NOMINEES

         GEORGE E. BULL, age 48, has served as Chairman of the Board and Chief Executive Officer of the Company since 1994 and as Chairman of the Board of Sequoia Mortgage Funding Corporation, a subsidiary of the Company, since February, 1997. From 1983 through March 1997 Mr. Bull was the President of George E. Bull, III Capital Management, Inc. ("GB Capital"). GB Capital discontinued operating as a business on March 31, 1997. GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions. In 1991 and 1992, Mr. Bull served as Acting Chief Investment Officer of First Capital Life Insurance Company, managing its $4 billion securities portfolio and over $200 million in commercial real estate loans. He also worked during this period in various aspects of fixed income portfolio management with Wood Island Associates, Inc. From 1991 though 1993, Mr. Bull and GB Capital oversaw the management of the $350 million portfolio of commercial real estate investments and the $8 billion securities portfolio of Executive Life Insurance Company (in Rehabilitation) on behalf of the California Department of Insurance. Mr. Bull is currently a director of EurekaBank, a subsidiary of America First Financial Fund 1987-A.

         DAN A. EMMETT, age 57, has been a Director of the Company since 1994. Mr. Emmett is the co-founder and President of Douglas Emmett Realty Advisors, a leading real estate investment advisor in Los Angeles and of Douglas, Emmett & Company, a leading commercial and multifamily real estate development and management company. Mr. Emmett is also the co-founder of an affiliated real estate brokerage business, the Jon Douglas Company, which is the largest independent residential brokerage firm in California with substantial affiliates in the mortgage brokerage, title and escrow businesses. Mr. Emmett has been associated with such companies since 1971.

CLASS I AND CLASS II DIRECTORS - TERMS EXPIRING AFTER 1997

         FREDERICK H. BORDEN, age 51, has served as Vice Chairman of the Board and Secretary of the Company since 1994 and as Secretary and a Director of Sequoia Mortgage Funding Corporation, a subsidiary of the Company, since February, 1997. From 1983 through March of 1997 Mr. Borden was a Principal with GB Capital. Prior to joining GB Capital, Mr. Borden was Senior Vice President of Douglas, Emmett & Company, where he organized an institutional capital raising effort to fund debt and equity investments in West Los Angeles commercial real estate properties. From 1985 to 1990, Mr. Borden worked as a specialist in raising capital for financial institutions and as a high yield bond salesman for Drexel Burnham Lambert. In 1984, Mr. Borden was the sales manager for the mortgage loan trading department of Farmer's Savings Bank. Mr. Borden was one of the founding members of Salomon Brothers' mortgage securities department in 1978 and was manager of the West Coast mortgage sales department until 1984. Mr. Borden is a Class I director whose term expires in 1998.

         DOUGLAS B. HANSEN, age 39, has served as President, Chief Financial Officer and a Director of the Company since 1994 and as President and a Director of Sequoia Mortgage Funding Corporation, a subsidiary of the Company, since February, 1997. From 1990 through March 1997 Mr. Hansen was a Principal with GB Capital. From 1991 to 1993, Mr. Hansen also served as a Special Deputy Insurance Commissioner of the State of California and as the Acting Chief Investment Officer of Executive Life Insurance Company (in Rehabilitation), managing its $8 billion portfolio of securities and its Investment Department. In 1991 and 1992, Mr. Hansen worked in various aspects of fixed income portfolio management with Wood Island Associates, Inc. From 1992 to 1994, Mr. Hansen served as the Acting Chief Investment Officer of Old Colony Life Insurance Company, a failed insurance company conserved by the State of Georgia. Prior to joining GB Capital, Mr. Hansen worked from 1987 through 1990 at Merrill Lynch as a specialist in mortgage loans and securities and hedging instruments. Mr. Hansen is a Class II director whose term expires in 1999.

         NELLO GONFIANTINI, age 42, has been a Director of the Company since 1994. Mr. Gonfiantini manages a private mortgage finance and real estate development business in Reno, Nevada. From 1986 until 1994, Mr. Gonfiantini was the Chairman, CEO, and President of Home Federal Savings Bank of Nevada. Mr. Gonfiantini is a Class I director whose term expires in 1998.

         THOMAS F. FARB, age 40, has been a Director of the Company since 1994. Mr. Farb is the Executive Vice President of Finance, Chief Financial Officer and Treasurer of Interneuron Pharmaceuticals, Inc., a publicly-held pharmaceutical company. From 1992 to 1994, Mr. Farb was the Vice President of Finance and Corporate Development, Chief Financial Officer and Controller of Cytyc Corporation, a medical device/diagnostics company. From 1989 to 1992, Mr. Farb was Senior Vice President, Chief Financial Officer and Director of AIRFUND Corporation, where he closed numerous international aircraft financing transactions involving various interest rate hedges and multiple layers of debt and equity. Mr. Farb is currently a director of HNC Software, Inc., a public company and AIRFUND corporation. Mr. Farb is a Class II director whose term expires in 1999.

         CHARLES J. TOENISKOETTER, age 52, has been a Director of the Company since 1994. Mr. Toeniskoetter is the President of Toeniskoetter & Breeding, Inc. Development, a company which has developed, and owns and manages over $85 million of commercial and industrial real estate properties, and is the President of Toeniskoetter & Breeding, Inc. Construction, a commercial and industrial construction company that has completed over $200 million of construction contracts since its founding. Mr. Toeniskoetter co-founded both of these companies in 1983. Mr. Toeniskoetter serves on the Board of the San Jose Water Company and a number of non-profit foundations and other community entities. Mr. Toeniskoetter is a Class II director whose term expires in 1999.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

         The Audit Committee of the Board of Directors consists of Mr. Emmett and Mr. Toeniskoetter. The Audit Committee reviews and approves the scope of the annual audit undertaken by the Company's independent certified public accountants. The Audit Committee met one time in 1996. The Board of Directors also has a Compensation Committee consisting of Mr. Farb and Mr. Gonfiantini. The Compensation Committee met one time in 1996. The Company has no other standing committees of the Board of Directors.

         The Board of Directors held eight regular meetings in 1996. None of the Directors attended fewer than 75% of the meetings of the Board of Directors and the committees on which he served except for Mr. Emmett who attended five of the eight regular meetings of the Board.

         The Directors who are not employed by the Company (the "Independent Directors") receive an annual fee of $6,000 per year, plus a fee of $500 for each meeting of the Board of Directors attended in person and $250 for each meeting attended telephonically. They also are granted options to purchase 2,500 shares of the Company's Common Stock at the fair market value on the date of grant each year on the day after the Annual Meeting of Stockholders. Independent Directors are reimbursed for expenses related to their attendance at Board of Directors meetings.

                           MANAGEMENT OF THE COMPANY

         The executive officers of the Company and their positions are as follows:

NAME                              POSITION WITH THE COMPANY                                         AGE
--------------------------        ---------------------------------------------------               -----------
George E. Bull                    Chairman of the Board and Chief Executive Officer                  48
Douglas B. Hansen                 President, Chief Financial Officer and Director                    39
Frederick H. Borden               Vice Chairman of the Board and Secretary                           51
Vickie L. Rath                    Vice President, Treasurer and Controller                           37

         The executive officers serve at the discretion of the Company's Board of Directors. Biographical information regarding Mr. Bull, Mr. Hansen and Mr. Borden is provided above. Biographical information regarding Ms. Rath is set forth on the following page.

         VICKIE L. RATH, age 37, has served as Vice President, Treasurer and Controller of the Company since 1994 and as Treasurer and Assistant Secretary of Sequoia Mortgage Funding Corporation, a subsidiary of the Company, since February, 1997. Ms. Rath acted as an independent consultant to GB Capital from February 1994 to August 1994 and served as a Vice President of GB Capital from August 1994 to December 1995. From 1993 to 1994, Ms. Rath served as Principal and Controller of Wells Fargo Nikko Investment Advisors. From 1988 to 1993, Ms. Rath was Vice President and Controller of TIS Mortgage Investment Company, a NYSE-listed REIT and served as its Treasurer from 1989 to 1993. In addition, Ms. Rath served as the Principal Financial Officer of TIS Financial Services, Inc. from 1988 to 1993, as Vice President, Secretary and Treasurer of TIS Asset Management from 1991 to 1993 and as Assistant Treasurer of INVG Mortgage Securities Corp., a REIT traded on NASDAQ from 1992 to 1993. Ms. Rath is a Certified Public Accountant.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of Common Stock of the Company as of March 1, 1997, by each person who is known to the Company to own beneficially more than 5% of the Company's Common Stock, by each director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group:

                                                                        NUMBER OF SHARES         APPROXIMATE
NAME                                                                   BENEFICIALLY OWNED        % OWNED (1)
-----------------                                                      ------------------        -----------
Robert Day (2)                                                              1,254,933               10.7%
Wallace R. Weitz & Company (3)                                                895,830                7.6%
George E. Bull (4)                                                            118,256                1.0%
Douglas B. Hansen (5)                                                         100,799                 *
Frederick H. Borden (6)                                                        80,796                 *
Dan A. Emmett (7)                                                               9,795                 *
Thomas F. Farb (7)                                                              3,125                 *
Nello Gonfiantini (7)                                                          28,237                 *
Charles J. Toeniskoetter (8)                                                    4,845                 *
Vickie L. Rath (9)                                                             14,700                 *
All Directors and Executive Officers as a group (8 persons) (10)              360,553                3.1%

_________________
*  LESS THAN ONE PERCENT

(1) ASSUMES NO EXERCISE OF WARRANTS (EXCEPT BY ENTITIES OR INDIVIDUALS NAMED SEPARATELY).
(2)      ADDRESS: 200 PARK AVE., SUITE 220, NEW YORK, NY  10166.  CONSISTS OF:
         954,733 SHARES OF COMMON STOCK HELD OF RECORD BY MR. DAY AND 300,200 SHARES OF COMMON STOCK HELD OF RECORD BY THE TCW GROUP, INC. ("TCW"). MR. DAY IS AN INDIVIDUAL WHO MAY BE DEEMED TO CONTROL TCW AND
         THEREFORE MAY BE DEEMED TO BENEFICIALLY OWN SUCH SHARES OF COMMON
         STOCK.
(3)      ADDRESS: 1125 SOUTH 103RD STREET, SUITE 600, OMAHA, NEBRASKA  68124.
(4) INCLUDES 109,284 SHARES CURRENTLY OUTSTANDING HELD OF RECORD BY THE BULL TRUST, 3,302 SHARES ISSUABLE UPON THE EXERCISE OF WARRANTS HELD
         BY THE BULL TRUST, 2,670 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS, 2,500 SHARES CURRENTLY OUTSTANDING HELD OF RECORD BY MR. BULL'S CHILDREN AND 500 SHARES ISSUABLE UPON THE EXERCISE OF WARRANTS HELD BY MR. BULL'S CHILDREN.
(5) INCLUDES 2,670 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.
(6) INCLUDES 2,670 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS, 130 SHARES CURRENTLY OUTSTANDING HELD OF RECORD BY MR. BORDEN'S CHILDREN AND 130 SHARES ISSUABLE UPON THE EXERCISE OF WARRANTS HELD OF RECORD BY MR. BORDEN'S CHILDREN.
(7) INCLUDES 1,875 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.
(8) INCLUDES 660 AND 1,875 SHARES ISSUABLE UPON THE EXERCISE OF WARRANTS AND STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS, RESPECTIVELY. ALSO INCLUDES 400 SHARES ON WHICH MR. TOENISKOETTER HAS VOTING AND INVESTMENT POWER IN THE TBI CONSTRUCTION PROFIT SHARING TRUST.
(9) INCLUDES 2,700 SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.
(10) INCLUDES 4,592 AND 18,210 SHARES ISSUABLE UPON THE EXERCISE OF WARRANTS AND STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS, RESPECTIVELY.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth information concerning compensation earned in the years ended December 31, 1996 and 1995 and for the period from August 19, 1994 (commencement of operations) to December 31, 1994 by the Company's Chief Executive Officer and its three other executive officers.
                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM COMPENSATION
                                                               ANNUAL COMPENSATION                  AWARDS
                                                                                            DIVIDEND      SECURITIES       OTHER
                                                                                           EQUIVALENT     UNDERLYING      COMPEN-
                   NAME AND PRINCIPAL POSITION      YEAR     SALARY ($)    BONUS($)(1)    RIGHTS(#)(2)    OPTIONS (#)   SATION($)(3)
                   ---------------------------      ----     ----------    -----------    ------------    -----------   ------------
George E. Bull                     1996     $   169,646       $11,111         2,839         27,100         $  19,975
    Chairman of the Board and      1995          75,408         -----           590         46,528             7,688
    Chief Executive Officer        1994           9,998         -----         -----         49,445             -----


Douglas B. Hansen                  1996     $   169,646       $11,111         2,839         27,100         $  19,975
    President and Chief            1995          75,408         -----           590         46,528             7,688
    Financial Officer              1994           9,998         -----         -----         49,444             -----


Frederick H. Borden                1996     $   169,646       $11,111         1,764         27,100         $  19,975
    Vice Chairman of the           1995          75,408         -----           367         28,905             7,688
    Board and Secretary            1994           9,998         -----         -----         49,444             -----


Vickie L. Rath                     1996     $   113,097       $28,564           915         14,500         $  19,380
    Vice President, Treasurer      1995          66,217        33,108           190         15,000             6,327
    and Controller                 1994          16,667         2,083         -----         16,000             -----

_________________
(1) AMOUNTS STATED INCLUDE BONUS AMOUNTS ACCRUED DURING THE FISCAL YEAR AND PAID IN THE FOLLOWING JANUARY. A PORTION OF THE 1996 BONUSES ARE ATTRIBUTABLE TO CASH DIVIDEND EQUIVALENT RIGHTS ("DERS") BASED ON DIVIDENDS WITH A RECORD DATE AFTER DECEMBER 13, 1996 ON 27,100 SHARES IN THE CASE OF MESSRS. BULL, HANSEN AND BORDEN AND 14,500 SHARES IN THE CASE OF MS. RATH. SUBJECT TO CONTINUING SATISFACTION OF THE INCENTIVE-PERFORMANCE CRITERIA ESTABLISHED FOR SUCH CASH DERS, THE NAMED OFFICER WILL CONTINUE TO RECEIVE PAYMENTS THEREUNDER UNTIL THE RELATED OPTIONS ARE EXERCISED OR TERMINATED.
(2) REPRESENTS THE NUMBER OF SHARES OF STOCK WHICH ARE ACCRUED STOCK DERS AND ARE ISSUABLE TO HOLDERS UPON THE EXERCISE OF THE RELATED STOCK OPTIONS.
(3)      ANNUAL COMPANY CONTRIBUTIONS TO THE COMPANY'S PROFIT SHARING PLAN.

         The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, certain information concerning stock options granted during the 1996 fiscal year:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                                NUMBER OF   % OF TOTAL                             POTENTIAL REALIZABLE VALUE
                               SECURITIES     OPTIONS     EXERCISE                 AT ASSUMED ANNUAL RATES OF
                               UNDERLYING   GRANTED TO        OR                    STOCK PRICE APPRECIATION
                                 OPTIONS     EMPLOYEES      BASE      EXPIRATIO         FOR OPTION TERM
                                                IN          PRICE        N
            NAME                 GRANTED      FISCAL       ($/SH)       DATE         5% ($)         10% ($)
            ----                 -------      ------       ------       ----         ------         -------
S>
                                   (#)         YEAR
                                   ---         ----

George E. Bull                   27,100       20.64%      $ 36.875    12/13/06    $    628,462    $  1,592,647
Douglas B. Hansen                27,100       20.64%      $ 36.875    12/13/06         628,462       1,592,647
Frederick H. Borden              27,100       20.64%      $ 36.875    12/13/06         628,462       1,592,647
Vickie L. Rath                   14,500       11.04%      $ 36.875    12/13/06         336,262         852,154
All Stockholders as a group                                                        241,166,290     611,162,731
Named Executives' options as
a % of assumed value gained
by all Stockholders                                                                      0.92%           0.92%

         The following table sets forth, for the executive officers named in the Summary Compensation Table above, certain information regarding the exercise of stock options during the 1996 fiscal year and the value of options held at fiscal year end:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES
                                                                      UNDERLYING             VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                          SHARES ACQUIRED         VALUE           AT FISCAL YEAR-END          AT FISCAL YEAR-END
         NAME             ON EXERCISE (#)    REALIZED ($)(1)             (#)                        ($)(2)
         ----                ------------    ---------------
                                                               EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
                                                               -------------------------    -------------------------
George E. Bull                 12,361           $329,297             2,670/99,111              $1,001/$1,939,165
Douglas B. Hansen              12,361           $329,297             2,670/99,110              $1,001/$1,939,128
Frederick H. Borden            12,361           $329,297             2,670/80,188              $1,001/$1,555,900
Vickie L. Rath                  4,000           $106,600             2,700/35,906              $1,013/$627,813

_________________
(1) THE VALUE REALIZED IS BASED ON THE MARKET VALUE OF UNDERLYING SECURITIES AT EXERCISE DATE, MINUS THE EXERCISE PRICE.
(2) THE VALUE OF UNEXERCISED OPTIONS IS BASED ON THE MARKET VALUE OF THE UNDERLYING SECURITIES AT FISCAL YEAR END, MINUS THE EXERCISE PRICE.

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with Messrs. Bull, Hansen and Borden. Each agreement provides for a term through December 31, 2000 and is automatically extended for an additional year at the end of each year of the agreement, unless either party provides a prescribed prior written notice to the contrary. Each agreement provides for an annual base salary and for participation in any bonus incentive compensation plan. Each agreement provides for the officer to receive his base salary and bonus compensation to the date of the termination of employment by reason of death, disability or resignation and to receive base compensation to the date of the termination of employment by reason of a termination of employment for cause as defined in the agreement. Each agreement also provides for the officer to receive, in the event that the Company terminates the subject officer's employment without cause, or if the officer resigns for "good reason" (as defined in the agreement, including the occurrence of a "Change of Control" of the Company as defined in the agreement), an amount, 50% payable immediately and 50% payable in monthly installments over the succeeding twelve months, equal to three times the greater of such officer's combined maximum base salary and actual bonus compensation, subject in each case to a maximum amount of 1% of the Company's book equity value (exclusive of valuation adjustments) and a minimum amount of $250,000. Each agreement also contains a "non-compete" provision prohibiting the officer from competing with the Company for a period of one year following termination of employment following the Company's termination of the officer without cause or resignation of the officer for "good reason" (including a "Change of Control"). In addition, all outstanding options and Awards granted to the officer under the Stock Option Plan shall immediately vest upon his termination without cause or termination for "good reason" (including upon a "Change of Control"). "Change of Control" for purposes of the agreements would include a merger or consolidation of the Company, a sale of all or substantially all of the assets of the Company, changes in the identity of a majority of the members of the Board of Directors of the Company (other than due to the death, disability or age of a director) or acquisitions of more than 9.8% of the combined voting power of the Company's capital stock, subject to certain limitations. Mr. Bull's agreement also restricts the Company from entering into a separate management agreement or arrangement, without Mr. Bull's consent, pursuant to which another entity would perform all or a substantial portion of Mr. Bull's duties.

         The Company has entered into an employment agreement with Ms. Rath on substantially the same terms as for the executive officers set forth in the immediately preceding paragraph with the following exceptions: Ms. Rath's agreement provides for a term through December 31, 1998 and is automatically extended for an additional year at the end of each year of the agreement unless either party provides a prescribed prior written notice to the contrary; and the payment to Ms. Rath in the event the Company terminates her employment without cause is six months of compensation (based on base salary and bonus compensation for the last fiscal year), calculated and payable as set forth above.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of such forms that it received, or written representations from reporting persons that no Form 5s were required for such persons, the Company believes that, during fiscal 1996, all Section 16(a) filing requirements were satisfied on a timely basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's compensation committee is comprised of Thomas F. Farb and Nello Gonfiantini. The compensation committee establishes the compensation of the officers of the Company and also administers the Company Stock Option Plan. None of the compensation committee members or named executive officers have any relationships which must be disclosed under this caption.

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Company's Board of Directors, which is comprised exclusively of Independent Directors, administers the Company's executive compensation program. All issues pertaining to executive compensation are reviewed and approved by the Compensation Committee.

         The Compensation Committee believes that executive compensation should reward sustained earnings and long-term value created for shareholders and reflect the business strategies and long-range plans of the Company. The guiding principles in regards to compensation are (i) to attract key high caliber executives; (ii) to provide levels of compensation competitive with those offered by the Company's competitors; (iii) to motivate executives to enhance earnings and long-term stockholder value by linking stock performance (on a total return basis) with long-term incentive compensation; and (iv) to design a long-term compensation program that leads to management retention.

         Executive officer compensation is based on three principal components: base salary, annual bonus and stock options granted under the Company's Stock Option Plan. At February 1, 1997 the base salary is $190,104 in the case of Messrs. Bull, Hansen and Borden, and $126,736 in the case of Ms. Rath. Base salary is reviewed at least annually by the Compensation Committee. The salaries will grow with the Consumer Price Index and may be raised at the discretion of the Compensation Committee. In addition, the Board of Directors has established a bonus incentive compensation plan for executive officers. This program permits the Board of Directors, in their discretion, to award cash bonuses annually to executive officers. Stock option grants are governed by the overall limitations of the Stock Option Plan. Overall compensation is intended to be set at a level competitive with the amounts paid to the management of companies with similar business structure, size and marketplace orientation, with additional emphasis on professional experience.

         During 1996, the Compensation Committee reviewed the executive compensation of a variety of financial institutions, finance companies, REITs and mortgage-related companies. Based on this information, the Compensation Committee concluded that the base salary, annual bonus and stock options awarded, taken together as a whole, were at a reasonable level. This information was one of the factors considered in establishing the 1997 compensation level for executive officers. A more detailed review of the Company's compensation of executive officers and certain other employees is currently being conducted.

         The Compensation Committee believes that the total compensation package of executive officers should be linked to such factors as return on equity and to the total return of the Company's stock, both on an absolute basis and relative to similar companies, and to the attainment of planned objectives established at the beginning of the year. The Company uses stock options, and in some cases related DERs, to align the long-range interest of its executive officers with the interests of shareholders. The amount of stock options and DERs that are granted to executive officers is determined by the Compensation Committee taking into consideration the officer's position with the Company, overall individual performance, the Company's performance and an estimate of the long-term value of the award considering current base salary and any cash bonus awarded.

         The Compensation Committee applies the foregoing principles and policies in determining the compensation of Mr. George E. Bull, the Company's Chief Executive Officer. During fiscal 1996 Mr. Bull received a salary of $169,646 and a cash DER bonus of $11,111. The Committee believes that Mr. Bull, as Chief Executive Officer, significantly and directly influences the Company's overall performance. Accordingly, based of the performance of the Company in fiscal 1996, the Committee granted stock options for 27,100 shares of the Company's Common Stock to Mr. Bull in December 1996.

         The Compensation Committee will monitor the effects of its compensation programs with regard to Internal Revenue Code Section 162(m). A substantial portion of the compensation program will be exempt from the $1,000,000 deduction limitation. The Company will continue to evaluate alternatives to ensure executive compensation is reasonable, performance-based and consistent with the Company's overall compensation objectives. The Compensation Committee reserves the right to design programs that recognize a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be deductible.



                                       Compensation Committee

                                       Thomas F. Farb
                                       Nello Gonfiantini

                               PERFORMANCE GRAPH

     The following graph presents a total return comparison of the Company's Common Stock, since the Company's initial public offering on August 4, 1995 through December 31, 1996, to the S&P Composite-500 Stock Index and the National Association of Real Estate Investment Trusts, Inc. ('NAREIT') Mortgage REIT Index. The total returns reflect stock price appreciation and the value of dividends for the Company's Common Stock and for each of the comparative indices. The information has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The total return performance shown on the graph is not necessarily indicative of future total return performance of the Company's Common Stock.

      TOTAL RETURN COMPARISON SINCE THE COMPANY'S INITIAL PUBLIC OFFERING
                           THROUGH DECEMBER 31, 1996

        MEASUREMENT PERIOD            REDWOOD TRUST,     S&P COMPOSITE- 500   NAREIT MORTGAGE
      (FISCAL YEAR COVERED)                INC.                INDEX            REIT INDEX
8/4/95                                          100.00              100.00              100.00
12/31/95                                        120.58              111.53              118.80
12/31/96                                        261.77              135.83              179.22

            ITEM 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected the accounting firm of Coopers & Lybrand, L.L.P. to audit the Company's financial statements for, and otherwise act as the Company's independent certified public accountants with respect to, the year ended December 31, 1997. The Board of Directors' selection of Coopers & Lybrand, L.L.P. for the current fiscal year is being presented to shareholders for ratification at the Annual Meeting. To the Company's knowledge, neither Coopers & Lybrand, L.L.P. nor any of its partners has any direct financial interest or any material indirect financial interest in the Company, or has had any connection since the inception of the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of Coopers & Lybrand, L.L.P. will be present at the Annual Meeting.

                                 OTHER BUSINESS

         The Board of Directors knows of no other matters which may be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

                  STOCKHOLDER PROPOSALS - 1998 ANNUAL MEETING

         Stockholders are entitled to present proposals for action at a forthcoming stockholders' meeting if they comply with the requirements of the proxy rules and the Company's Bylaws. Any proposals intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received at a Company's offices on or before December 5, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.


                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/  Frederick H. Borden
                                       --------------------------------------
                                       Frederick H. Borden
                                       Secretary

Mill Valley, California
April 9, 1997